EXHIBIT 11(a)


                                       C-8


                              TAIT, WELLER & BAKER
                          Certified Public Accountants

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Gibraltar Equity Growth Fund, Inc.
1201 County Line Road
Rosemont, PA 19010

         We consent to the use in Post-Effective Amendment No. 17 to Form N-1A, Registration Statement (File No. 2-824461), of our Report dated December 18, 1995, except for Note 5 as to which the date is December 29, 1995 accompanying the November 30, 1995 financial statements of Gibraltar Equity Growth Fund, Inc., which are included in Part B of said Registration Statement.



                                                    /S/ Tait, Weller & Baker

                                                        TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
March 15, 1996